Exhibit 10.3

                              EMPLOYMENT AGREEMENT

THIS AGREEMENT, made and entered into this 8th day of February 2000, is by and between Todd Brashear (hereinafter referred to as "Employee") and Wasatch Interactive Learning, a Utah Corporation (hereinafter referred to a "Company").

                                   WITNESSETH

WHEREAS, the Company desires to employ the Employee; and

WHEREAS, the Employee desires to accept such employment with the Company; and

WHEREAS, the Employee and the Company desire to set forth their employment relationship in a written agreement.

NOW THEREFORE, in consideration of the mutual promises and covenants herein set forth, and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1.00 - EMPLOYMENT

     1.01 EMPLOYMENT. The Company hereby offers to employ the Employee upon the terms and conditions hereinafter set forth and the Employee accepts such offer and agrees to abide by the terms and conditions hereof, and the terms and conditions of the Company's and its affiliated corporations' Articles of Incorporation, Bylaws and Employment Policy Manuals.

     1.02  DUTIES.  Employee  shall  serve as  Chief  Financial  Officer  of the
Company. Employee shall manage all financial affairs and reporting of the Company. Employee responsibilities shall include, but not be limited to, accurate monthly financial statements, implementing and managing all SEC reporting, annual reports and public and investor relations, written and oral reports to Board of Directors, lending institutions, news releases, etc., create and implement strategic planning and budgeting systems, assess organizational needs and implement effective administrative procedures, and play a key role in acquisitions.

ARTICLE 2.00 - TERM AND TERMINATION

     2.01 TERM. The Company agrees to employ the Employee commencing on February 14, 2000. Such employment shall continue until terminated per this Agreement.

     2.02 TERMINATION. The Company may, by giving zero (0) days notice to the Employee, terminate this Agreement with cause, defined as written notice of any deficiencies and an opportunity to cure said deficiencies to the satisfaction of the Company. Notwithstanding the above, this Agreement shall terminate immediately upon the death of the Employee, and shall terminate upon ten (10) days notice by the Company if, because of illness or injury, Employee becomes unable to perform services required pursuant to this Agreement with or without reasonable accommodation as required under the Americans with Disabilities Act of 1990. In no event shall termination of this Agreement relieve the parties hereto of any rights or obligations that survive the termination of this Agreement as set forth herein. The Company may, by giving ten

(10) days notice to the employee, terminate this agreement without cause. The Employee may, by giving ten (10) days notice to the Company, terminate this agreement.

                                                                 Initials_______

ARTICLE 3.00 - COMPENSATION

     3.01 SALARY. The Company covenants and agrees to pay Employee, as consideration for his services, a salary of One Hundred Ten Thousand Dollars ($110,000.00) per year, payable in equal bimonthly installments, less payroll deductions for income tax, FICA, withholding and any other deductions as authorized by the Employee. For the purpose of causing Employee's compensation to equal the reasonable value of his services to the Company, the Company may increase the Employee's salary in any amount determined by the Company in its sole discretion.

     3.02 OPTIONS. Employee is granted options to purchase Fifty Thousand (50,000) shares of common stock of the Company. Said options shall be vested and exercised on the following schedule and terms:

     A. 16,667 options vest on the one-year anniversary of the Employee's employment with the Company. The Exercise Price for these options is $5.00 per share.

     B. 16,666 options vest on the two-year anniversary of the Employee's employment with the Company. The Exercise Price for these options is $6.00 per share.

     C. 16,667 options vest on the three-year anniversary of the Employee's employment with the Company. The Exercise Price for these options is $8.00 per share.

     3.03 BONUSES. For the purpose of causing the Employee's compensation to equal the reasonable value of his services to the Company and to reflect any outstanding contribution to the Company's revenue by Employee, the Company may pay Employee, in addition to the salary for services described in Section 3.01 above, a bonus in any amount determined by the Company in its sole discretion. The Bonus, if any, less payroll deductions for income taxes, FICA, withholding and any other deductions authorized by the Employee, shall be paid by the Company to the Employee at such time or times as the Company in its sole discretion determines.

     3.04 VACATION. During the term of this Agreement, the Employee shall be entitled to an annual vacation during which time Employee's salary shall be paid in full. Employee shall be entitled to three weeks annual vacation during the first two years of employment and four weeks annual vacation on the third year and subsequent years of employment.

     3.05 CHANGE OF CONTROL. In the event that the Founders ("Barbara Morris or Carol Loomis") cease to "control the Company" and their employment is terminated as a result of said loss of control, all unvested options of the Employee shall vest immediately at the exercise price for the year the Founders employment is terminated

Founders ceasing to "control the Company" is defined as a subsequent material change in Founders duties, which are materially adverse to the Founders or the Company is acquired, merged, consolidated or otherwise adversely changed against the Founders wishes. Resignation by the Founders following a change of control shall constitute a termination due to loss of control for purposes of this section.

                                                                 Initials_______

ARTICLE 4.00 - SPECIFIC OBLIGATIONS OF THE PARTIES

     4.01 COMPANY'S OBLIGATIONS. The Company shall provide the employee with and pay Employee's expenses for the following:

     A. Such equipment, materials and supplies as the Employee requires for the performance of her services.

     B. Costs, including tuition, meals, lodging, and transportation incurred by the Employee as stated in the Company's Travel and Expense Policy; and

     C.   Suitable offices for the performance of Employee's services.

     4.02 EMPLOYEE'S OBLIGATIONS. The Employee agrees that during the term of this Agreement, he shall:

     A. Faithfully and to the best of his ability and skill serve the Company and perform his duties pursuant to this Agreement;

     B.   Maintain records in the manner established by the Company; and

     C. Keep current all records, reports, insurance records and clerical work required by Company.

ARTICLE 5.00 - COVENANTS

     5.01 COVENANT FOR PROTECTION OF PROPRIETARY INFORMAITON. The parties hereto recognize that the Company and its affiliated corporations and Employee are desirous of exchanging information during the term of this Agreement and during the time period the Employee is employed with the Company and its affiliated corporations relating to the financial planning, strategic plans, investments, research, development, and marketing of technology for application in the general field of education and that during the above periods of time, the Company and its affiliated corporations may disclose to the Employee certain information pursuant to this Agreement which the Company and its affiliated corporations deem proprietary.

     In order to protect said information, the parties hereto agree that during the period of Employee's employment with the Company and its affiliated corporations, and for a period of two (2) years from the termination date of any employment with the Company and its affiliated corporations employee shall not disclose information he receives or has received from the Company or its affiliated corporations, including, but not limited to information marked PROPRIETARY or CONFIDENTIAL or STRICTLY PRIVATE or INTERNAL DATA, to any other person, firm or corporation, or use no less stringent degree of care to avoid disclosure or use of such information than Employee employs with respect to his own proprietary information which he does not wish to be disseminated, published or disclosed.

                                                                 Initials_______

     The parties hereto agree that information shall not be deemed proprietary and Employee shall have no obligation with respect to any such information which:

     A.   Is already known to Employee through lawful channels of communication;

     B.   Is or becomes publicly known through no wrongful act of Employee;

     C. Is rightfully received from a third party without similar restriction and without breach of this Agreement;

     D.   Is  independently   developed  by  Employee  without  breach  of  this
          agreement or of Employee's duties of loyalty to the Company;

     E.   Is  furnished  to  a  third  party  by  Company  and  its   affiliated
          corporations without a similar restriction on the third party's rights; or

     F. Is approved for release by written authorization of Company or its affiliated corporations. Either party may, without breach of this Agreement, disclose proprietary information to the government by reason of a governmental requirement or to a court by reason of operation of law.

     Employee shall not liable for (1) inadvertent disclosure or use of proprietary information provided that (a) he used no less than the same degree of care in safeguarding such information as he uses for his own information of like importance, and (b) upon discovery of such inadvertent disclosure or use of such information he endeavored to prevent any further inadvertent disclosure or use, or (2) unauthorized disclosure or use of information by persons who are or who have been in his employ, unless he fails to safeguard such information with not less than the same degree of care as he uses for her own proprietary information of like importance.

     In the event proprietary information should be lost, stolen or otherwise compromised, the party formerly in possession of that information shall promptly notify the Company by phone, and follow up with a detailed report in writing within ten (10) days. A coordinated effort shall then be made to recover such information.

     All copies of written data delivered by the Company to the Employee pursuant to this Section shall be and remain the property of the Company, and all such written data, and any copies thereof, shall be promptly returned to the Company upon written request, or destroyed at the Company's option.

     Nothing contained in this Section shall be construed as granting or conferring to Employee any rights by license or otherwise, expressly, implied by, or otherwise for any invention, discovery or improvement made, conceived, or acquired at any time.

     Employee and Company agree that the period set further herein is reasonable and further that the period set forth herein does not terminate at the termination of this Agreement, but shall continue throughout any additional period of employment, and or a two- (2) year period thereafter. This covenant may be enforced by specific performance or any available legal or equitable remedy, including, but not limited to, temporary restraining orders or preliminary and permanent injunctions, and the Company and its affiliated corporations shall be entitled to recover from Employee all court costs and reasonable attorney's fees incurred in enforcing this covenant. The remedies hereunder shall not be exclusive of each other, but shall be cumulative.

                                                                 Initials_______

     5.03 DEFINITION OF AFFILIATION. Affiliation, as used in this Article, shall mean any proprietary, employment or fiduciary relationship of the Employee with the Company and its affiliated corporations, including, but not limited to, the position of Employee as director, officer, employee or consultant of the Company or its affiliated corporations.

ARTICLE 6.00 - GENERAL MATTER

     6.01 UTAH LAW. This Agreement shall be governed by the laws of the State of Utah and shall be construed in accordance therewith.

     6.02 NO WAIVER. No provision of this Agreement may be waived except by an agreement in writing signed by the waiving party.

     6.03 BINDING EFFECT. This Agreement shall be binding upon the parties, their heirs, executors, administrators, successors or assignees. The parties agree to do any and all things necessary to effectuate the purpose of this Agreement.

     6.04 ARBITRATION. Any controversy or claim arising out of, or relating to, this Agreement, or the breach thereof, shall be settled in Utah in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

     6.05 CONSTRUCTION. Throughout this Agreement, the singular shall include the plural; the plural shall include the singular; and the masculine and neuter shall include the feminine, wherever the context so requires.

     6.06 TEXT TO CONTROL. The headings of articles and sections are included solely for convenience of reference. If any conflict between any heading and the text of this agreement exists, the text shall control.

     6.07 SEVERABILITY. If any provision of this agreement is declared by any court of competent jurisdiction to be invalid for any reason, such invalidity shall not affect the remaining provisions. On the contrary, such remaining provisions shall be fully severable, and this Agreement shall be construed and enforced as if such invalid provisions never had been inserted in this Agreement.

     6.08 AMENDMENT. This Agreement may be amended, altered or revoked at any time, in whole or in part, by filing with this Agreement a written instrument setting forth such charges, signed by the Company and the Employee.

                                                                 Initials_______

     6.09 NOTICES. All notices required to be given by this Agreement shall be made in writing either by:

     A. Personal delivery to the party requiring notice and securing a written receipt, or

     B. Mailing notice in the U.S. mails to the last known address of the party requiring notice, which shall be the address shown on the records of the Corporation for the Employee, by certified mail, return receipt requested.

         The effective date of the notice shall be the date of the written receipt received upon delivery in Paragraph A above or four (4) days after the date the notice was delivered to the U. S. mail as posted on the receipt in paragraph B above.

     The parties hereby execute this Employment Agreement on the day and year first written above.



                                       WASATCH INTERACTIVE LEARNING CORPORATION

                                       /s/ Barbara Morris
                                       -----------------------------------------
                                       Barbara Morris, President





EMPLOYEE:


/s/ Todd Brashear
------------------------------------------
             Todd Brashear